UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2024

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2024, Braton Europe S.A.R.L., a wholly-owned subsidiary of Brady Corporation (the “Company”), entered into a Put Option Letter (the “Put Option Letter”) with MML Capital Europe VI II S.A. and other institutional and individual holders (collectively, the “Sellers”), which own directly or indirectly 100% of the securities issued by Gravotech Holding (“Gravotech”), a French limited liability company (société par actions simplifiée). Under the terms of the Put Option Letter, the Company has irrevocably and unconditionally agreed to acquire 100% of the share capital and voting rights of Gravotech (the “Acquisition”) on the terms and conditions set forth in the form of a draft sale and purchase agreement attached to the Put Option Letter as Schedule 1 (the “SPA”), subject only to the sending by the Sellers on or prior to the Expiry Date (as defined below), of a notice setting forth the Sellers’ decision to sell 100% of the securities issued by Gravotech to the Company in accordance with the terms and conditions of the draft SPA (the “Put Option”).

Under the Put Option Letter, before the Sellers can decide whether to exercise the Put Option and enter into the draft SPA, the Gravotech Marking, a wholly-owned subsidiary of Gravotech, employees’ representative bodies in France (“Works’ Council”) must be informed of and consulted on the contemplated sale of Gravotech to the Company, and the Works’ Council must have delivered, or be deemed to have delivered, a final (non-binding) opinion on such transaction (the “Consultation Process”). The Sellers have agreed under the Put Option Letter to (i) initiate or cause the Consultation Process to be initiated promptly from March 15, 2024, and in any case no later than ten (10) business days following the date thereof, and (ii) to use their best efforts to obtain an opinion (whether favorable or not) from the Works’ Council in relation to such proposed transaction promptly following the date on which the Consultation Process has been launched.

In addition, before the Sellers can decide whether to exercise the Put Option and enter into the draft SPA, all Gravotech employees in France must be informed of the proposed transaction, in accordance with the applicable provisions of the French Commercial Code (the “Employees Information”).

Until November 15, 2024, the Sellers have agreed that they will not, directly or indirectly, pursue, initiate or follow up any discussions or negotiations, or enter into any contract, agreement or understanding, or solicit or encourage any person with a view to sell or transfer all or part of the share capital, voting rights or securities or any of Gravotech and/or all or part of their assets, or to proceed with the merger, spin-off, contribution, business combination, recapitalization, or any similar transaction involving any Gravotech company with any person other than the Company and/or its Affiliates.

The Put Option Letter is valid and binding on Sellers until the earlier of (i) the tenth (10th) calendar day following the completion of the Consultation Process and (ii) four (4) months after the date of the Put Option Letter (the “Expiry Date”).

Under the terms of the draft SPA, the Company will agree to acquire Gravotech for approximately EUR 123 million (approximately USD 133 million), subject to a working capital adjustment provision. The Company plans to finance the Acquisition by using cash on hand and borrowings under its existing credit agreement. The draft SPA provides that closing of the Acquisition is subject to the satisfaction or waiver of certain conditions, notably regulatory clearances and notices. The Company expects to close the transaction by the end of its fiscal year ended July 31, 2024.

After the draft SPA is signed, it may be terminated, and the Acquisition may be abandoned prior to the closing, as follows: (i) by mutual consent of the Company and Sellers; (ii) by either the Company or Sellers if the conditions set forth in the SPA have not been fulfilled on or before July 31, 2024 (the “Longstop Date”); or (iii) by Sellers if the Company fails to comply with its obligation to make certain closing date deliveries, or by the Company if Sellers fail to comply with their obligation to make certain closing date deliveries. If the conditions set forth in the SPA have not been fulfilled by the Longstop Date, the Sellers, with prior notification to the Company and agreement between the Sellers and the Company, may reset the Longstop Date to another date which shall be no later than September 30, 2024.

The Company issued a press release on March 15, 2024 regarding the transaction, which is attached hereto as Exhibit 99.1.

FORWARD-LOOKING STATEMENTS

In this report, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including any statements regarding the potential timing of or completion of the acquisition of Gravotech, and any financial impacts of that transaction. For Brady, uncertainties arise from: the occurrence of any event, change or other circumstances that could give rise to the termination of the offer to acquire Gravotech; the expected timing and likelihood of completion of the proposed transaction with Gravotech, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the offer that could reduce anticipated benefits or cause the parties to abandon the transaction; the risk that the proposed offer and its announcement could have an adverse effect on the ability of Brady and Gravotech to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; increased cost of raw materials and labor as well as material shortages and supply chain disruptions; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; adverse impacts of regional epidemics or global pandemics; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2023.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated March 15, 2024, announcing its plans to acquire Gravotech Holding.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: March 15, 2024

/s/ ANN E. THORNTON
Ann E. Thornton
Chief Financial Officer, Chief Accounting Officer and Treasurer